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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                       FORM 8-K


                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)    January 3, 1997
                                                 -----------------------------

                              TELECOMM INDUSTRIES CORP.
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                (Exact Name of Registrant as Specified in Its Charter)

                                       Delaware
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                    (State or Other Jurisdiction of Incorporation)

             0-4410                                    34-1765902
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   (Commission File Number)                (I.R.S. Employer Identification No.)

9310 Progress Parkway, Mentor, Ohio                        44060
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(Address of Principal Executive Offices)                (Zip Code)

                                    (216) 953-1400
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                 (Registrant's Telephone Number, Including Area Code)


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            (Former Name or Former Address, if Changed Since Last Report)









Exhibit Index at Sequential Page 4



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                              Telecomm Industries Corp.
                                       Form 8-K

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On January 3, 1997, the Registrant acquired Northeastern Communications Systems, Inc. ("NCS"), a privately-held Wisconsin corporation engaged in the distribution of voice and data communications systems through offices in four cities in Wisconsin. The acquisition was accomplished through a merger of NCS into the Registrant. The consideration paid by the Registrant was comprised of (a) $400,000 in cash, (b) 400,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), and (c) the payment by the Registrant of $250,000 of liabilities of NCS. The shares of the Common Stock were not registered under the Securities Act of 1933, as amended (the "Act") and were issued to two stockholders of NCS in a transaction exempt from the registration requirements of the Act. The certificates representing the shares of Common Stock contain a legend restricting transfer without compliance with the Act. The source of $400,000 of the cash portion of the consideration was a term loan from Peoples Bank, N.A., Mentor, Ohio, payable in December 2000, with interest at an annual rate equal to .5% in excess of the prime rate in effect from time to time. The loan is secured by a lien on all of the Registrant's assets. The $250,000 used to pay certain liabilities of NCS was obtained through the payment to the Registrant of amounts owed by the purchaser of the assets of a former subsidiary of the Registrant, Telephone Communications, Inc., that was sold on December 31, 1994, to a company owned by Raymond W. Sheets, Jr, and Steven W. Smith, directors of the Registrant. The consideration paid in the merger was determined by negotiation between the Registrant and NCS, based in part on the trading price of the Registrant's Common Stock. Peter Olk, the holder of 89.75% of the shares of NCS, has been employed by the Registrant as Area Vice President and is expected to be appointed to the Board of Directors of the Registrant.

    On January 3, 1997, the Registrant also acquired Long-Tell Communications, Inc. ("LTI"), an Ohio corporation engaged in long distance telephone services. This acquisition was accomplished by a merger of LTI into the Registrant. The consideration paid by the Registrant was comprised of
(a) $25,000 in cash, (b) 112,500 shares of Common Stock and (c) a promissory note of the Registrant in the principal amount of $200,000, bearing interest at 9% per annum payable in monthly installments of interest only, with the principal payable on January 3, 2002. The promissory note is unsecured and subordinate to all future borrowings by the Registrant. The shares of Common Stock were not registered under the Act and were issued to one of the two stockholders of LTI in a transaction exempt from the registration requirements of the Act, and the certificates representing the shares contain a legend restricting transfer without compliance with the Act. Michael J. Toth, then Chairman of the Board and Chief Executive Officer and a director of the Registrant, held 50% of the shares of LTI and received the $25,000 in cash and the $200,000 promissory note from the Registrant. The terms of the LTI acquisition were reviewed and approved by a committee consisting of the four directors of the Registrant other than Mr. Toth. The committee received a valuation of LTI from an independent certified public accountant and considered the business advantages to the Registrant of the acquisition and the consideration paid by the Registrant. The consideration was determined by negotiation and the amount and method of determination were approved by the committee of disinterested directors. The Registrant believes that the terms of the LTI acquisition are at least as favorable to the Registrant as those which could have been obtained from unrelated parties. The acquisition of LTI did not involve



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the acquisition of a "significant amount of assets", as defined in Instruction 4 to Item 2 of Form 8-K, but is being reported by the Registrant because of Mr. Toth's ownership of 50% of the stock of LTI.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.




    (a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

         Audited financial statements of Northeastern Communications Systems, Inc. for the year ended December 31, 1996 will be filed not later than 60 days following the filing of this Report.


    (b)  PRO FORMA FINANCIAL INFORMATION..

         Pro Forma financial statements of the Registrant showing the effect of the acquisition of Northeastern Communications
         Systems, Inc. will be filed not later than 60 days following the filing of this Report.

    (c)  EXHIBITS.

         2.1. Merger Agreement, dated as of January 1, 1997, by and among Peter Olk and Thomas Raasch, Northeastern Communications Systems, Inc. and Telecomm Industries Corp.

         2.2. Addendum to Merger Agreement, dated January 3, 1997, by and among Peter Olk and Thomas Raasch, Northeastern
         Communications Systems, Inc. and Telecomm Industries Corp.


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELECOMM INDUSTRIES CORP.
                                       (Registrant)



Date:  January 15, 1997                By:/s/ James M. Lowery
                                          ----------------------------------
                                                      (Signature)
                                          James M. Lowery
                                          President



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                                    EXHIBIT INDEX
                              Telecomm Industries Corp.
                                       Form 8-K


    Exhibits
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    Merger Agreement

    Addendum to Merger Agreement